UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

PRUCO LIFE INSURANCE COMPANY

(Exact name of registrant as specified in its charter)

Arizona	33-37587	22-1944557
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

213 Washington Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 (a)	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Management of Pruco Life Insurance Company (the “Company”) has concluded that certain affiliated transactions were incorrectly reported in the Company’s audited Consolidated Statement of Cash Flows for the year ended December 31, 2011 included in the Company’s 2011 Annual Report on Form 10-K (the “2011 Form 10-K”). Management of the Company concluded on July 2, 2012 that the Company should file a Form 10-K/A restating the Consolidated Statement of Cash Flows included in the 2011 Form 10-K and that such Consolidated Statement of Cash Flows, pending the restatement, should not be relied upon.

The restatement corrects the presentation of the settlement of certain reinsurance transactions between the Company and its affiliates that occurred during the quarter ended December 31, 2011. The settlements were made using fixed maturity securities as proceeds; however, the Consolidated Statement of Cash Flows for the year ended December 31, 2011 reflected these settlements as if they were made in cash. The correct presentation would be to exclude these non-cash transactions from the Consolidated Statement of Cash Flows and disclose them either on the face of the Statement of Cash Flows or in the footnotes to the Consolidated Financial Statements. As a result of this error, Cash Flows used in Operating Activities and Cash Flows from Investing Activities for the year ended December 31, 2011 were overstated; however, there is no impact on the net increase (decrease) in cash and cash equivalents for the period. The restatement will also have no impact on the Company’s Consolidated Statements of Financial Position or Consolidated Statements of Operations as of the end of or for any previously reported period. The affiliated reinsurance transactions are described in footnote 2 “Summary of Significant Accounting Policies” and footnote 13 “Related Party Transactions” to the Company’s Consolidated Financial Statements for the year ended December 31, 2011.

The Company is an indirect, wholly owned subsidiary of Prudential Financial, Inc. (“Prudential Financial”). Because the restatement relates to transactions between the Company and its affiliates, it does not affect Prudential Financial’s consolidated financial statements.

In connection with filing a 2011 Form 10-K/A, authoritative accounting guidance requires the Company to restate its Consolidated Financial Statements for changes in accounting that have been adopted and reported retrospectively in the Company’s Unaudited Interim Consolidated Financial Statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012. As a result, the Form 10-K/A will also retrospectively reflect updated guidance regarding the presentation of comprehensive income and the interpretation of which costs relating to the acquisition of new or renewal insurance contracts qualify for deferral.

The above conclusions were reached in consultation with members of the Company’s Board of Directors and the matter was discussed with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. A copy of this Form 8-K was provided to PricewaterhouseCoopers LLP in advance of this filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 6, 2012

Pruco Life Insurance Company.

By:	/s/ Thomas Diemer

Name: Thomas Diemer
Title: Chief Financial Officer